Filed Pursuant to Rule 424(b)(3)

Registration No. 333-259368

PROSPECTUS

192,533 Shares of Common Stock

INMUNE BIO Inc.

This prospectus relates to the public offering of up to 192,533 shares of our common stock, par value $.001 per share (the “Common Stock”), by the selling stockholder which is comprised of shares of Common Stock issued to Xencor, Inc. (“Xencor”) pursuant to an Option Cancellation Agreement between INmune Bio, Inc. (the “Company”) and Xencor.

The selling stockholder may sell or otherwise dispose of the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. The prices at which the selling stockholder may sell the shares will be determined by prevailing market prices for the shares or in negotiated transactions. We provide more information about how the selling stockholder may sell or otherwise dispose of their shares of Common Stock in the section titled “Plan of Distribution.” The selling stockholder will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the shares of Common Stock with the Securities and Exchange Commission.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholder.

We are an “emerging growth company” under applicable Securities and Exchange Commission, or the SEC, rules and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our Common Stock is currently traded on the Nasdaq Capital Market under the symbol “INMB.” On September 1, 2021, the last reported sales price for our Common Stock was $23.87 per share.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 4, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 17, 2021

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

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ABOUT THIS PROSPECTUS

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and each prospectus supplement, including the documents and information incorporated by reference therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements, other than statements of historical fact, included regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements. Examples of our forward-looking statements include:

●	our ability to raise funds for general corporate purposes and operations, including our research activities and clinical trials;

●	our ability to recruit qualified management and technical personnel;

●	the success of our clinical trials;

●	our ability to obtain and maintain required regulatory approvals for our trials;

●	our expectations regarding the use of our existing cash; and

●	the other factors discussed in the “Risk Factors” section and elsewhere in this prospectus.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

This prospectus and each prospectus supplement, including the documents incorporated by reference therein, also refer to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

All brand names or trademarks appearing in this report are the property of their respective holders. Unless the context requires otherwise, references in this report to “INmune Bio,” the “Company,” “we,” “us” and “our” refer to INmune Bio, Inc., a Nevada corporation.

Corporate Information

We were incorporated on August 25, 2015, under the laws of the State of Nevada. Our principal executive offices are located at 980 North Federal Highway, Suite 110, Boca Raton, Florida 33432. Our telephone number is (858) 964-3720. We maintain an Internet website at www.inmunebio.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Business Overview

We are a clinical-stage immunotherapy company focused on reprogramming the patient’s innate immune system to treat disease. We do this by targeting four key cells of the innate immune system, natural killer, or NK cells, and myeloid derived suppressor cells, or MDSC, hepatic stellate cells of the liver, or HSC, and microglial cells of the central nervous system. NK cells are the body’s first line of defense due to their innate ability to rapidly seek and destroy abnormal cells, such as cancer or virally-infected cells, without prior exposure or activation by other support molecules required to activate adaptive immune cells such as T-cells. NK cells play a key role in the immune-surveillance that prevents people from getting cancer and in eliminating residual disease which may cause people to relapse after cytotoxic therapy. MDSC are myeloid cells produced in the bone marrow, take up residence in the tumor microenvironment, the tissue associated with the cancerous cells, to protect the tumor from immunological attack by the patient’s immune system. MDSC play a critical role in making the cancer resistant to immunotherapy such as currently approved checkpoint inhibitors. Microglial cells are the primary immune cells of the central nervous system responsible for protecting the neural unit of microglia, astrocytes, oligodendrocytes and neurons from infection. In the setting of chronic inflammation, microglial cells become activated and cause dysfunction of the other three cells types in the neural unit resulting in neurodegenerative and neuropsychiatric diseases. Hepatic stellate cells are immunologically active cells that are part of the liver architecture that support hepatocyte function in health and disease. INB03, LivNate and XPro1595 are the identical drug used in different therapeutic arenas. INB03 is the name of the drug for cancer targeted applications. XPro1595 in the name of the drug for neurology and psychiatric indications. LivNate is the name of the drug for treatment of liver diseases.

We believe INKmune, our NK cell directed therapy, and INB03, our MDSC directed therapy, and XPro1595, our microglial directed therapy and LivNate, our HSC directed therapy, offer unique strategies to improve the response of patients’ innate immune system to their cancer, neurologic and liver disease respectively. These therapies will use a precision medicine approach to select patients who will benefit from the therapy and monitor the response to the therapy. For oncology, neither INB03 nor INKmune therapy is cancer specific. The decision to use either INKmune or INB03 as part of cancer therapies, or with each other, depends on immunologic parameters that can be tested in patients before treatment. The type of cancer is not important. This means that both therapies can be used to treat patients with a variety of hematologic malignancies and solid tumors that have the immunologic profile needed to respond. Put simply, we are treating the immune system to attack the patients’ cancer, not targeting the patient’s cancer directly.

We believe that INKmune improves the ability of the patient’s own NK cells to attack their tumor. INKmune itself will not kill cancer cells. INKmune interacts with the patient’s NK cells to convert them from inert resting NK cells that ignores the cancer into primed NK cells that kill the cancer cell. INKmune is a replication incompetent proprietary cell line we have named INB16 that is given to the patient after determining that i) the patient has adequate NK cells in their circulation and ii) those NK cells are functional when exposed to INKmune in vitro. INKmune is designed to be given to patients after their immune system has recovered after cytotoxic chemotherapy to target the residual disease the remains after treatment with cytotoxic therapy.

Likewise, we believe XPro1595, our microglial directed therapy, offers a unique strategy to decrease neuroinflammation, a key pathophysiology in neurodegenerative and neuropsychiatric diseases. XPro1595 will use a precision medicine approach to select patients who will benefit from the therapy and monitor the response to the therapy. The therapy is not diagnosis specific but will be used in patients who have biomarkers of neuroinflammation. Our initial program with XPro1595 will be treating patients with Alzheimer’s disease with biomarkers inflammation.

Likewise, we believe LivNate, our HSC directed therapy, offers a unique strategy to treat non-alcoholic steatohepatitis (“NASH”) by decreasing peripheral regional and local inflammatory cycles that results in hepatocyte ballooning and death, hepatitis and fibrosis, the core pathophysiology of many inflammatory liver diseases. Our initial program with LivNate will be treating patients with NASH.

We reported a net loss of $12,099,159 and $7,678,313 for the years ended December 31, 2020 and 2019, respectively and $11,211,000 for the six months ended June 30, 2021. We have an accumulated deficit of $44,586,000 as of June 30, 2021.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.07 billion in total annual gross revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We are also a “smaller reporting company,” as that term is defined in Rule 12b-2 under the Exchange Act. As a result, many of the same exemptions from reporting requirements available to us as an emerging growth company are also available to us as a smaller reporting company, including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. To the extent that we continue to qualify as a smaller reporting company, after we cease to qualify as an emerging growth company, those exemptions may continue to be available to us.

THE OFFERING

Issuer	INmune Bio Inc.

Common Stock Offered by the Selling Stockholder	192,533 shares

Common Stock Outstanding before this offering	17,841,692 shares

Common Stock Outstanding after this offering	17,841,692 shares

Terms of this Offering	The selling stockholder will determine when and how it will sell the Common Stock offered in this Prospectus, as described in “Plan of Distribution.”

Use of Proceeds	The selling stockholder will receive the proceeds from the sale of shares of Common Stock offered hereby. We will not receive any proceeds from the sale of the shares of Common Stock offered hereby. We will pay the expenses (other than any broker’s commissions and similar expenses) of this offering.

Trading Market	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “INMB.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the selling stockholder. We will not receive any of the proceeds resulting from the sale of Common Stock by the selling stockholder.

DESCRIPTION OF TRANSACTION WITH THE SELLING STOCKHOLDER

Transaction between INmune Bio Inc. and Xencor Inc.

As previously reported by the Company, the Company and Xencor entered into (i) a Stock Issuance agreement dated as of October 3, 2017, as amended (the “Stock Issuance Agreement”), pursuant to which Xencor was entitled to, among other things, certain registration rights (ii) that certain Voting Agreement, dated as of October 3, 2017 (the “Voting Agreement”), pursuant to which Xencor was afforded, among other things, representation on the Company’s board of directors and (iii) that certain License Agreement dated of October 3, 2017 (as amended as of the date hereof, the “License Agreement”), pursuant to which Xencor granted the Company a license to certain intellectual property rights of Xencor as more fully set forth therein (the “Licensed Rights”). Pursuant to the Stock Issuance Agreement, as partial consideration for the Licensed Rights, we granted Xencor the option to purchase up to an additional number of shares of Common Stock that equaled 10.0% of the then Fully Diluted Company Shares (as defined in the Stock Issuance Agreement) for an aggregate purchase price of $10,000,000 (the “Option”).

On June 10, 2021, the Company and Xencor entered into an Option Cancellation Agreement (the “Option Cancellation Agreement”). Pursuant to the Option Cancellation Agreement, the Company and Xencor agreed that the Option would be cancelled in exchange for the payment of $15,000,000 in cash and the issuance to Xencor of such number of shares of our Common Stock as shall equal $3,300,000 divided by the last sale price of our Common Stock as reported by the Nasdaq Stock Market on the closing date, which resulted in the issuance of 192,533 shares of the Company’s Common Stock to Xencor. The closing for the Option cancellation occurred on June 10, 2021. At the time the Option was cancelled, the Voting Agreement and Stock Issuance Agreement were simultaneously terminated. Pursuant to the Option Cancellation Agreement the Company agreed to file a registration statement covering the 192,533 shares issued to Xencor pursuant to the Option Cancellation Agreement by September 8, 2021.

On June 10, 2021, the Company and Xencor entered into a First Amendment to License Agreement pursuant to which, among other things, Section 3.2 of the License Agreement was amended to change the due diligence milestones. The Option Cancellation Agreement contains a mutual release between the Company and Xencor. Pursuant to the Option Cancellation Agreement, we agreed to file the registration statement that this prospectus forms a part of to register the 192,533 shares of the Company’s Common Stock issued to Xencor pursuant to the Option Cancellation Agreement.

During September 2021, Xencor exercised an option to purchase 108,000 shares of the Company’s common stock pursuant to an option that was granted to the selling stockholder as a result of an employee of the selling stockholder serving on the Company’s board of directors. This option was issued pursuant to the Company’s’ 2017 Stock Incentive Plan. The exercise price of the option was $7.80 per share. Edgardo Baracchini is a member of the Company’s board of directors. Until 2018 Edgardo Baracchini was the Chief Business Officer of Xencor and during that time served on the Company’s board as Xencor’s designee.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale from time to time of up to 192,533 shares of our Common Stock by the selling stockholder.

Except as noted in the table below or elsewhere in this prospectus, including under the caption “Description of Transaction with Selling Stockholder,” the selling stockholder has not had a material relationship with us other than being a stockholder at any time within the past three years and have not ever been one of our affiliates, officers or directors. At the time the selling stockholder acquired the shares of our Common Stock that are being registered pursuant to the registration statement that this prospectus forms a part of, the selling stockholder was not a party to any agreement or understanding, directly or indirectly, with any person to distribute the shares of our Common Stock to be resold by such selling stockholder under this registration statement.

Because the selling stockholder may sell all, some or none of the shares of Common Stock it holds and because the offering contemplated by this prospectus is not underwritten, no estimate can be given as to the number of shares of Common Stock that will be held by the selling stockholder upon termination of the offering. The information set forth in the following table regarding the beneficial ownership after resale of shares is based upon the hypothetical assumption that the selling stockholder will sell all of the shares of Common Stock it own covered by this prospectus.

In accordance with the rules and regulations of the Commission, in computing the number of shares of Common Stock (as applicable) beneficially owned by a person and the percentage ownership of that person, shares issuable through the exercise of any option, warrant or right, through conversion of any security held by that person that are currently exercisable or that are exercisable within 60 days are included. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

Selling Stockholder	Number of Shares Beneficially Owned Before Offering		Number of Shares Offered	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering (1)
Xencor, Inc.	1,885,533	(2)	192,533	1,693,000	9.49%

(1)	Based on 17,841,692 shares of Common Stock issued and outstanding as of September 7, 2021.

(2)	The shares of the Company’s common stock are held by Xencor, Inc. Consists of:

(i)	1,693,000 shares of common stock held by Xencor, Inc. (111 W. Lemon Avenue, Monrovia, CA 91016)

(ii)	192,533 shares of common stock issued pursuant to an option cancellation agreement.

PLAN OF DISTRIBUTION

Our Common Stock is quoted on the Nasdaq Capital Market (the “Trading Market”) under the symbol “INMB.”

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each and any sale.

The selling stockholder, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock previously issued or interests in shares of Common Stock received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell any or all of the securities covered hereby on the Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The Common Stock may be sold in one or more transactions at fixed prices, and, if and when our Common Stock is regularly quoted on an over-the-counter market or on a national securities exchange, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling the Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transaction whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law

The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, as amended, referred to as the Securities Act, if available, or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder may pledge or grant a security interest in some or all of the shares of Common Stock it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary the selling stockholder list to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates. We have agreed to pay certain fees and expenses incurred by the Company incident to the registration of the securities. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to the Option Cancellation Agreement, the Company is obligated to keep the registration statement continuously effective until all of Xencor’s shares of Common Stock covered by this prospectus cease to be outstanding or otherwise cease to be Registrable Securities (as defined in the Option Cancellation Agreement).

The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. To the extent required, the shares of our Common Stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

General

The following describes the material terms of the capital stock of the Company. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Company’s articles of incorporation and bylaws that are incorporated by reference into the registration statement of which this prospectus is a part. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our articles of incorporation and our bylaws.

Common Stock

We are authorized to issue 200,000,000 shares of Common Stock, $0.001 par value per share.  As of the date of this prospectus, there are 17,841,692 shares of Common Stock issued and outstanding. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

Holders of Common Stock are entitled to one vote for each share on all matters presented to the stockholders. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Common Stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the Common Stock.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, from time to time in one or more classes or series.

Our articles of incorporation authorizes our Board of Directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the Nasdaq Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

On December 30, 2020, we filed a Certificate of Designation of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Nevada to designate 45,000 shares as Series A Preferred Junior Participating Preferred Stock. As of the date of this prospectus, there were no shares of our preferred stock outstanding.

Transfer Agent and Registrar

The transfer agent for our Common Stock is Vstock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

Listing

Our Common Stock is currently traded on the Nasdaq Capital Market under the symbol “INMB”.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of INmune Bio Inc., as of and for the years ended December 31, 2020 and 2019, appearing in INmune Bio Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Marcum LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, as filed on May 5, 2021 and August 4, 2021, respectively;

●	our Current Reports on Form 8-K/A filed with the SEC on January 4, 2021 and July 1, 2021, and our Current Reports on Form 8-K filed with the SEC on January 19, 2021, January 21, 2021, January 21, 2021, January 25, 2021, March 2, 2021, March 5, 2021, March 9, 2021, March 11, 2021; March 16, 2021, March 22, 2021, March 23, 2021; March 29, 2021; April 14, 2021; April 27, 2021; April 29, 2021; May 6, 2021; May 7, 2021; June 3, 2021; June 3, 2021; June 15, 2021, June 24, 2021; July 15, 2021; July 20, 2021; July 27, 2021; July 29, 2021; August 4, 2021; August 5, 2021; August 6, 2021, August 12, 2021, August 23, 2021, August 26, 2021; September 3, 2021.; September 7, 2021 and September 15, 2021;

●	the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on February 1, 2019 (File No. 001-38793), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: David Moss, INmune Bio Inc., 980 North Federal Highway, Suite 110, Boca Raton, FL 33432, telephone number (858) 964-3720.